Exhibit 10.5

Dated the 5th day of February 2024

TAK SHING INVESTMENT COMPANY LIMITED

(as Landlord)

and

ETOILES FINANCIAL GROUP LIMITED

(as Tenant)

LEASE

of

All Those Premises Known as Room No. 1109 on the 11th Floor of Tai
Yau Building at No.181 Johnston Road, Wanchai, Hong Kong.

INDEX

SECTION I LEASE

Date		1
Parties		1
Demise		1
Premises		1
Term		1
Rent		1
Exceptions and Reservations		1
Subject to		4

SECTION II RENT AND OTHER CHARGES

(1)	Rent Service Charges and Other Charges	4
(2)	Utility Charges and Deposits	4
(3)	Rates and Taxes	5
(4)	Interest and Legal Costs	5

SECTION III TENANT’S OBLIGATIONS

(1)	Compliance with Ordinances	6
(2)	(a) Famishing	6
	(b) Fitting Out	7
	(c) To Keep the Interior in Good Repair.	7
	(d) Removal of Rubbish	8
(3)	(a) Electrical Installations	8
	(b) Repair of Gas Installations	8
	(c) Checking of Appliances	9
(4)	Sanitary and Water Apparatus	9
(5)	Cleaning of Drains, Air Filter/Extractor Units	9
(6)	Indemnity and Insurance against Loss/Damage from Interior Defects	10
(7)	Contribution to Landlord’s Public Liability Insurance Premium	10
(8)	Insurance of Tenant’s Property	10
(9)	Protection from Typhoons	11
(10)	Entry by Landlord	11
(11)	To Execute Repairs on Receipt of Notice	11
(12)	To Inform Landlord of Damage	11
(13)	Infestation	12
(14)	Damage to Building	12
(15)	To Comply with Government Leases	12

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(16)	To Comply with Deed of Mutual Covenant, Building Rules, Regulations and House Rules	12
(17)	To Deposit Keys with Landlord	12
(18)	Viewing	13
(19)	Contractors, Employees, Servants, Agents, Licensees, Invitees and Visitors	13
(20)	Refuse and Garbage Removal	13
(21)	To Yield Up Premises and Handover	13
(22)	To Keep Premises Open	14
(23)	To Provide First Class Service	14

SECTION IV LANDLORD’S OBLIGATIONS

(1)	Quiet Enjoyment	14
(2)	Government Rent	14
(3)	Repair of Main Structures	14
(4)	To Keep Service Lifts etc. in Operation	15
(5)	To Provide Air-conditioning Service	15

SECTION V RESTRICTIONS AND PROHIBITIONS

(1)	Installations and Alterations	16
(2)	Injury to Main Walls	17
(3)	Damage to Common Parts	17
(4)	Nuisance or Annoyance	17
(5)	Noise	18
(6)	Signs	18
(7)	User	19
(8)	Illegal or Immoral Use	19
(9)	Sleeping or Domestic Use	19
(10)	Unlawful or Dangerous Goods	20
(11)	Obstructions in Passages	20
(12)	Animals and Pets	20
(13)	Subletting, Assigning, etc	20
(14)	Breach of Government Leases or Deed of Mutual Covenant.	21
(15)	Breach of Insurance Policy	22
(16)	Use of Building Name	22
(17)	No Touting	23
(18)	Use of Common Parts	23
(19)	X-Ray Apparatus	23
(20)	To Keep Windows & Doors Closed	23
(21)	Not to Prepare Food or Cause Unusual Odors	23

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SECTION VI EXCLUSIONS

(1)	Common Services and Facilities	24
(2)	Electricity/Gas/Water/Air-Conditioning Supply/Lifts/Escalators	24
(3)	Fire and Overflow of Water, Vermin, etc	24
(4)	Cracking of Glass Panels	25
(5)	Defective or Damaged Condition	25
(6)	Security	25
(7)	Building Resumption	25
(8)	Building to be Declared Dangerous	25
(9)	Exclusion of Warranty as to User	26
(10)	No Duty for Landlord to Insure	26

SECTION VII ABATEMENT OF RENT

(1)	Abatement of Rent	26

SECTION VIII DEFAULT

(1)	Default	27
(2)	Exercise of Rights	28
(3)	Acceptance of Rent	28
(4)	Acts of Contractors, Guests, Employees, Servants, Agents, Licensees, Invitees and Visitors	28
(5)	Distraint	28

SECTION IX DEPOSIT

(1)	Deposit	29
(2)	Increase in Deposit	30
(3)	Repayment of Deposit	30

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SECTION X INTERPRETATION AND MISCELLANEOUS

(1)	Marginal Notes, Headings and Index	30
(2)	Landlord and Tenant Legislation	30
(3)	Condonation Not a Waiver	31
(4)	Letting and Selling Notices	31
(5)	Definition of Common Parts and Common Services and Facilities	31
(6)	Name of Building	32
(7)	Sale and Redevelopment	32
(8)	Transfer of Deposit.	33
(9)	Service of Notices	33
(10)	No Fine	33
(11)	Exclusion of Warranties	33
(12)	Special Conditions	34
(13)	Joint and Several Liability	34
(14)	To Pay Rent	34
(15)	Promotion	34
(16)	Genders and Plurals	34
(17)	Stamp Duty and Costs	34
(18)	Reinstatement	35

SCHEDULE

Part 1 -	Particulars of Parties	36
Part 2 -	Particulars of Land, Building and Premises	36
Part 3 -	Particulars of Term	37
Part 4 -	Particulars of Rent	37
Part 5 -	Particulars of Service Charges	37
Part 6 -	Particulars of Deposit.	37
Part 7 -	Rent Free Period	38
Part 8 -	User	38
Part 9 -	Particulars of Normal Business Hours	38
Part 10 -	Special Conditions	39

FLOOR PLAN	44
EXECUTION CLAUSES	45

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SECTION I
LEASE

Date	THIS LEASE is made this day of February Two Thousand And Twenty Four

Parties	BETWEEN the party named and described as Landlord in Part 1 of the Schedule hereto (hereinafter referred to as “the Landlord” which expression shall where the context admits include its successors in title and assigns and any person or company for the time being entitled to the immediate reversion expectant upon the term hereby created) of the one part and the party named and described as Tenant in Part 1 of the Schedule hereto (hereinafter referred to as “the Tenant”) of the other part.

NOW THIS DEED WITNESSES as follows:

Demise Premises Term Rent Exceptions and Reservation	In consideration of the rent and the Tenant’s covenant hereinafter reserved and contained, the Landlord hereby demises unto the Tenant All Those the premises more particularly described in Part 2 of the Schedule hereto (hereinafter referred to as “the said premises”) forming part of the building more particularly described in Part 2 of the Schedule hereto (hereinafter referred to as “the said building”) as erected on the pieces or parcels of land registered at the Land Registry as shown in Part 2 of the Schedule hereto (hereinafter referred to as “the said Land”) Together with the use in common with the Landlord and all others having the like right of the Common Parts and the Common Services and Facilities (as hereinafter defined) in the said building insofar as the same are necessary for the proper use and enjoyment of the said premises and except insofar as the Landlord may from time to time restrict such use TO HOLD the said premises unto the Tenant for the term specified in Part 3 of the Schedule hereto (hereinafter referred to as” the said term”) YIELDING AND PAYING therefor throughout the said term the rent and service charges respectively as set out in Part 4 and Part 5 of the Schedule hereto and other charges (all of which are unless the context otherwise requires hereinafter included under the term “rent”) which sums shall be paid exclusive of rates but together with all other outgoings and in advance clear of all deductions and set off by monthly payments on the first day of each calendar month the first of such payments (to be payable on the execution hereof by the Tenant despite any possible rent free period) to be apportioned (if necessary) according to the number of days then unexpired in the month in respect of which such first payment is due and the last of such payments to be apportioned (if necessary) according to the number days of the said term remaining in the month in respect of which such last payment is due. Excepting and Reserving unto the Landlord the following rights:-

(1)	the sole and exclusive right and privilege to hold, use, occupy and enjoy to the exclusion of the Tenant the whole of the said Land and the said building together with the appurtenances thereto and the entire rents and profits thereof save and except for the said premises but excluding their external elevations and facade;

(2)	the right to build and operate in such part or parts of the Common Parts and the Common Services and Facilities and to complete add to or refurbish the said building;

(3)	the right to reasonably change, amend, vary, add to or alter the building plans of the said building without the concurrence or approval of the Tenant and no such change or addition shall give to the Tenant any right of action against the Landlord provided that any such change, amendment, variation, addition or alteration shall not interfere with the Tenant’s right to hold, use, occupy and enjoy the said premises in accordance with this Lease;

(4)	the right to apply to, negotiate and agree with The Government of the Hong Kong Special Administrative Region of The People’s Republic of China (“the Government”) to amend, vary or modify the Government Leases in respect of the said Land (including the plans annexed thereto, if any) in such manner as the Landlord may deem fit without the concurrence or approval of the Tenant and to execute any documents in connection therewith without the necessity of joining in the Tenant provided that the exercise of this right shall not interfere with the Tenant’s right to hold, use, occupy and enjoy the said premises in accordance with this Lease;

(5)	the right to adjust and/or re-align the boundary of the said Land and to negotiate and agree with the Government in connection therewith and for that purpose to effect any surrender, extension or regrant in such manner as the Landlord may deem fit without the concurrence or approval of the Tenant and to execute any document in connection therewith without the necessity of joining in the Tenant Provided That the exercise of this right shall not interfere with the Tenant’s right to hold, use, occupy and enjoy the said premises in accordance with this Lease;

(6)	the right to assign all the Landlord’s rights hereby reserved to such person and in such manner as the Landlord may deem fit;

(7)	the right to enter into a Deed of Mutual Covenant and if appropriate, Management Agreements and Sub-Deeds of Mutual Covenant in respect of any part or parts of the said building in such manner as the Landlord may deem fit without the concurrence or approval of the Tenant and to execute any document in connection therewith without the necessity of joining in the Tenant;

(8)	the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the said premises and serving or capable of serving the said building or any adjoining or neighboring property together with the right to enter upon the said premises to inspect install repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts; at reasonable times and with prior written notice to the Tenant;

(9)	the exclusive right to install in or affix to any part or parts of the said building (save and except the said premises but otherwise including (without limitation) the exterior walls, windows and roof of the said building) such flues, pipes, conduits, chimneys, aerials, plants, machineries photo-optics and other apparatus, signs, placards, posters, decoration and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair, maintain, service, remove or replace the same;

(10)	the right of free and uninterrupted passage egress from and ingress to the said premises for the purpose of carrying out the erection, installation, alteration, renovation and/or fitting out works in the said Building and the said premises including but not limited to the erection, installation and/or alteration of ceilings, doors, sprinkler systems and other mechanical and electrical works or any other works required by any Government Department or any Ordinance or Regulations of the laws of the Hong Kong Special Administrative Region in such manner and for such period of time as the Landlord may think fit notwithstanding that such works may cause inconvenience or disturbance to the Tenant, its employees and/or customers or disruption to the Tenant’s business or the Tenant’s right to quiet enjoyment of the said premises;

(11)	the right to subjacent and lateral support from the said premises for the remainder of the said building;

(12)	the full and free right and liberty to enter upon the said premises in the circumstances in which the covenants by the Tenant contained in this Lease permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the said premises at all times for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Landlord and located on any of the floors of the said building on which any portion of the premises is situated; and

(13)	the right from time to time on giving prior notice to the Tenant (such notice not to be required in case of emergency or breakdown) to suspend the air-conditioning system (if any), lifts, escalators (if any), electric power, water supply and any other building service provided in or serving the said building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them.

Subject To	Subject to all easements rights privileges and restriction to which the said building and the said land are subject to under the relevant Government Lease Conditions Covenants Regulations and by law.

SECTION II

RENT AND OTHER CHARGES

The Tenant hereby covenants with the Landlord as follows:-

Rent Service Charges and Other Charges	(1)	To pay the rent service charges and other charges promptly on the days and in the manner herein provided for payment thereof.

Utility Charges and Deposits	(2)	To be solely responsible for and pay and discharge promptly all deposits and charges in respect of water, electricity, gas, telephone and any other utility as may be shown by or operated from the Tenant’s own metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in or for the benefit of the said premises.

Rates and Taxes	(3)	(a)	To pay and discharge all rates at the same time as payment of the rent and service charges and to pay all other outgoings of annual or recurring nature now or hereafter to be assessed, imposed or charged by the Government or other lawful authority upon the said premises or upon the owner or occupier thereof (Government Rent and Property Tax only excepted).

		(b)	In the event that no valuation of the said premises or no separate assessment in respect of the said premises shall have been made in accordance with the Rating Ordinance (Cap. 116) or any statutory amendment or modification thereof for the time being in force the Landlord shall be at liberty to make an interim valuation or apportionment thereof and to debit the Tenant with the amount which would be payable upon such interim valuation or apportionment and the same shall forthwith be paid by the Tenant to the Landlord and any over-payment or under-payment by the Tenant on such interim valuation or apportionment shall be adjusted when a valuation and a separate assessment under the Rating Ordinance shall have been made.

		(c)	The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under this Lease.

Interest and Legal Costs	(4)	Notwithstanding anything herein contained, the Tenant shall pay to the Landlord interest on the sums payable under this Lease at the rate of 2% per annum over the Prime Rate from time to time quoted by The Hongkong and Shanghai Banking Corporation Limited, or if none is quoted such other reasonable rate as the Landlord may determine from the due date until the date of payment as liquidated damages and not as penalty provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Lease. The Landlord shall further be entitled to recover from the Tenant as a debt all Solicitors’ and/or Counsel’s fees incurred by the Landlord for the purpose of enforcing any terms and conditions herein contained against the Tenant or recovering the rental in arrears and/or other moneys unpaid or any part thereof from the Tenant.

SECTION III
TENANT’S OBLIGATIONS

The Tenant hereby covenants with the Landlord as follows:-

Compliance with Ordinances	(1)	To observe, obey and comply with and to fully indemnify the Landlord against the breach of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the conduct and the carrying on of the Tenant’s business on the said premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any servant, employee, agent, licensee or visitor of the Tenant and without prejudice to the foregoing to obtain and maintain in force and to observe and comply with the terms of any approval, licence or permit required by any Governmental or other competent authority in connection with the Tenant’s use and occupation of the said premises prior to the commencement of the Tenant’s business and to maintain the same in force throughout this Lease and to indemnify the Landlord against the consequences of any breach of this provision and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of a possible breach of this Clause and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the said premises or any services supplied thereto or of a possible breach of this Clause.

Furnishing	(2)	(a)	Not to add any furnishing or decoration to the said premises otherwise than in accordance with this Lease and in particular, in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a high quality business operation and so to maintain the same throughout the said term in good condition and repair to the reasonable satisfaction of the Landlord.

Fitting Out	(b)	To fit out the interior of the said premises in compliance with Part 10, Special Conditions and with the Landlord’s fitting out guide and instructions and in accordance with such plans and specifications as shall have been first submitted to and approved by the Landlord in writing in a good and proper workmanlike manner using good quality materials and in all respects in a style appropriate to a high quality business operation and the Tenant will not cause or permit to be made any subsequent variation to the approved fitting out plans and specifications or to the approved interior design or layout of the said premises without the previous approval in writing of the Landlord.

To Keep the Interior in Good Repair	(c)	To keep and maintain at the expense of the Tenant all the interior parts of the said premises including the flooring and interior plaster or other finishes, material or rendering to walls, floors and ceilings and the Landlord’s fixtures, fittings and furnishings therein and all additions thereto including (without limitation) all doors, windows, electrical, plumbing and other installations and wiring, piping, light fittings, suspended ceilings, louvres, fan coil apparatus, fire fighting equipment and apparatus and air-conditioning ducting and all waste, drain, water and other pipes and sanitary apparatus and fittings therein and all paint, wall papering and decoration thereof in good, clean, tenantable, substantial and proper repair and condition (fair wear and tear and structural or damage due to issues in Section VII (1) excepted) and as may be appropriate from time to time properly painted, decorated and preserved and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the said term in the condition at the commencement of this term (fair wear and tear and structural or other damage due to issues in Section VII (1) excepted).

Removal of Rubbish	(d)	To remove at the Tenant’s expense from the said premises all rubbish or debris resulting from the Tenant’s furnishing and decoration as aforesaid and in the event of the Tenant’s failure so to do this shall be completed by the Landlord at the Tenant’s expense.

Electrical Installations	(3)	(a)	To repair or replace if so required by the appropriate utility company, authority or statutory undertaker as the case may be under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder or if the same becomes dangerous or unsafe all the electrical wiring, installations and fittings within the said premises and the wiring from the Tenant’s meter or meters to the said premises and to give notice in writing to the Landlord when any electrical wiring, installation or fitting of the said premises shall become dangerous or unsafe due to the negligence of the Tenant and the Tenant shall use only a contractor nominated or approved in writing by the Landlord for the purposes of the said repair or replacement. The Tenant shall permit the Landlord or its authorised representatives or servants or agents to test the Tenant’s electrical installations and wiring in the said premises at any time upon reasonable request being made. The Tenant shall fully indemnify the Landlord and hold it harmless against any cost, claim, damage or proceedings resulting from or attributable to any malfunction or disrepair of the Tenant’s electrical installations or wiring or apparatus in or belonging to the said premises of which the Landlord shall not have received any prior written notice from the Tenant.

Repair of Gas Installations	(b)	To repair or replace any gas installations or or piping of the said premises if the same shall become dangerous or unsafe due to the negligence of the Tenant. The Tenant shall permit the Landlord or its authorised representatives or servants or agents to test the Tenant’s gas installations and piping in the said premises at any reasonable time upon request being made. The Tenant shall fully indemnify the Landlord and hold it harmless against any cost, claim, damage or proceedings resulting from or attributable to any malfunction or disrepair of the gas installations or apparatus in or belonging to the said premises of which the Landlord shall not have received any prior written notice from the Tenant.

Checking of Appliances	(c)	To permit the Landlord’s authorised representatives or servants or agents as shall be specified from time to time by the Landlord at any time during the said term to enter the said premises to check the state of repair and condition of the said fixtures, fittings and furnishings and the appliances on the said premises.

Sanitary and Water Apparatus	(4)	To maintain at the Tenant’s expense all toilets and the sanitary and water apparatus in the said premises (or elsewhere if used exclusively by the Tenant, its employees, servants, agents, invitees, customers, visitors and licensees) in a good, clean and tenantable manner and in proper repair and condition at all times during the said term to the satisfaction of the Landlord and in accordance with the regulations or bye-laws of all Public Health and other Government authorities concerned.

Cleaning of Drains, Air Filter/Extractor Units	(5)	To pay to the Landlord on demand all costs incurred by the Landlord in cleaning, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing or air filtering and extracting apparatus in the said premises that become choked or stopped up owing to the careless or improper use or neglect of any toilet or water or sanitary or drainage equipment by the Tenant or any servant, employee, agent, contractor, invitee, visitor or licensee of the Tenant and to fully indemnify the Landlord against any cost, claim or damage caused thereby or arising therefrom.

Indemnity and Insurance against Loss/Damage from Interior Defects	(6)	To be wholly responsible for and to fully indemnify the Landlord against any loss, damage or injury caused to any person whomsoever or to any property whatsoever whether directly or indirectly through the defective or damaged condition or operation of any part of the interior of the said premises or any part of the fire fighting equipment or apparatus or any machinery or plant or any fixtures or fittings or furnishings or plumbing, electrical or other installations or wiring or piping therein for the repair of which the Tenant is responsible hereunder or through or in any way caused by or owing to the spread of fire or smoke or fumes or the leakage or overflow of water from the said premises or any part thereof or through the act, default or neglect of the Tenant, its servants, employees, agents, contractors, partners, customers or licensees and to make good the same by payment or otherwise and to keep the Landlord fully indemnified against all costs, claims, demands, actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss, damage or injury as aforesaid and all costs and expenses incidental thereto and for the better observance of this clause to insure or at the reasonable discretion of the Landlord permit the Landlord at the Tenant’s expense to effect and maintain insurance cover to the satisfaction of the Landlord in respect of all such risks as aforesaid with a reputable insurance company. The policy or policies of such insurance shall be in the name of the Tenant and endorsed to show the interest of the Landlord as registered owner of the said premises and shall be in such amount as the Landlord shall from time to time stipulate and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be altered, cancelled, modified or restricted without the express prior written consent of the Landlord and in the event of such insurance being effected by the Tenant itself in pursuance of its obligations hereunder whenever required so to do by the Landlord to produce to the Landlord as and when required by the Landlord such policy or policies of insurance together with a receipt for the last payment of premium.

Contribution to Landlord’s Public Liability Insurance Premium	(7)	Upon the signing of this Lease to pay to the Landlord Hong Kong Dollars Three Hundred And Thirty Only (HK$330.00) being Tenant’s share of contribution towards the costs and expenses of maintaining the insurance premium payable on a Public Liability Policy taken out by the Landlord for the purpose of insuring Tenants of the said building against third party risks to the indemnity limit of HK$10,000,000.00 for each single incident.

Insurance of Tenant’s Property	(8)	To effect and maintain throughout the said term with a reputable insurance company to the satisfaction of the Landlord of adequate insurance cover of an amount not less than the gross value of the Tenant’s belongings kept or expected to be kept inside the said premises to cover including but not limited to all kinds of risks including but not limited to risk of water, fire, theft, and all other kinds of natural calamities and human activities omissions and errors which may cause damages to the Tenant’s belongings kept inside the said premises and the Tenant shall provide a copy of such policy of insurance to the Landlord within one month after the commencement of the term herein and shall whenever so required by the Landlord produce the last premium receipt or a certificate from the said insurance company to confirm that the said policy has been duly paid up and is valid and subsisting.

Protection from Typhoons	(9)	To take all necessary and appropriate precautions to protect the interior of the said premises against damage by storm, heavy rainfall, typhoon or the like threats and in particular to ensure that all exterior doors and windows are securely fastened upon the threat of such adverse weather conditions.

Entry by Landlord	(10)	To permit the Landlord, its agents and all persons authorised by it with or without workmen or appliances at all reasonable times to enter and view the state of repair and condition of the said premises, to test the electric wiring, to read the meters and to carry out any works, repairs or maintenance which require to be done Provided that in the event of an emergency the Landlord, its authorised representatives or servants or agents may enter without notice and forcibly if need be.

To Execute Repairs on Receipt of Notice	(11)	To make good all defects and wants of repair to the said premises for which the Tenant is liable within a period of 21 days from the date of issue of written notice from the Landlord or its authorised representatives to repair and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned, to permit the Landlord or its authorised representatives or servants or agents to enter upon the said premises and forcibly if need be and execute the same at the sole expense of the Tenant and the costs and expenses thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

To Inform Landlord of Damage	(12)	To give notice in writing to the Landlord or its representative or agent of any damage that may be suffered to the said premises or to persons thereupon and of any accident to or defects in the said fixtures, fittings and furnishings, the fire fighting equipment and apparatus, the water pipes, gas pipes, plumbing, electrical or other installations or wiring or piping or other fittings, fixtures or facilities or utility supply equipment provided by the Landlord within seven days when the Tenant becomes aware of any such damage or defect.

Infestation	(13)	To keep the said premises at all times in a clean and sanitary state and condition and at the Tenant’s expense to take all such steps and precautions as shall be required by the Landlord to prevent the said premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin and for the better observance hereof the Tenant shall employ at the Tenant’s own cost and expense such pest extermination contractors as the Landlord may reasonably require and at such reasonable intervals as the Landlord may direct.

Damage to Building	(14)	To fully indemnify the Landlord on demand the costs of repairing any part of the said building or the Common Parts or any of the Common Services and Facilities installed therein that may be damaged by reason of any act, default or neglect on the part of the Tenant, its agents, employees, servants, visitors, customers or licensees.

To Comply with Government Leases	(15)	To observe, obey and comply with and to keep the Landlord fully indemnified against any breach by the Tenant or any contractor, servant, employee, customer, visitor, agent or licensee of the Tenant of the terms, conditions and covenants of the Government Leases or other grant or grants under which the said building and the said Land on which it is erected are held from the Government.

To Comply with Deed of Mutual Covenant, Building Rules, Regulations and House Rules	(16)	To observe, obey and comply with and to keep the Landlord fully indemnified against any breach by the Tenant or any contractor, servant, employee, visitor, agent or licensee of the Tenant of all the terms, conditions, provisions and covenants of the Deed of Mutual Covenant and Management Agreement in respect of the said building (if any) and such Building Rules, Regulations, Fit Out Handbook and House Rules as may from time to time be made by the Landlord.

To Deposit Keys with Landlord	(17)	To deposit with the Landlord for emergency use a set of keys to all doors in the said premises to be placed in a sealed envelope sealed with the Tenant’s seal or signature.

Viewing	(18)	To allow at all reasonable times within three calendar months immediately preceding the expiration or sooner determination of the said term prospective tenants or purchasers or occupiers to inspect the said premises and allow the Landlord to exhibit where the Landlord shall think fit a notice or notices indicating that the said premises are to become vacant and available for selling or letting which notice or notices the Tenant shall not remove or conceal.

Contractors, Employees, Servants, Agents, Licensees, Invitees and Visitors	(19)	To be responsible and liable to the Landlord for the acts, neglects, omissions and defaults of all contractors, employees, servants, agents, licensees, invitees, visitors and customers of the Tenant as if they were the acts, neglects, omissions and defaults of the Tenant itself and to fully indemnify the Landlord against all costs, claims, demands, expenses or liabilities to any third party in connection therewith, and for the purposes of this Lease “licensee” shall include any person present in, using, or visiting the said premises with the consent of the Tenant, expressed or implied.

Refuse and Garbage Removal	(20)	To be responsible for the disposal or removal of garbage, rubbish and refuse from the said premises to such places as may be reasonably designated by the Landlord and not to dispose of or discharge or permit or suffer to be disposed of or discharged any garbage, rubbish or refuse in any other part or parts of the said building.

To Yield Up Premises and Handover	(21)	To quietly yield up and deliver the said premises together with all the Landlord’s fixtures, fittings, furnishings and additions therein and thereto at the expiration or sooner determination of this tenancy in good, clean, tenantable and substantial repair and condition in accordance with its covenants to repair herein contained notwithstanding any rule of law or equity to the contrary PROVIDED THAT all property, alterations, fixtures and fittings and additions therein and thereto of the Tenant shall notwithstanding that the Landlord’s consent for the same may have been obtained or given or deemed to have been given if so required at the sole discretion of the Landlord be removed by and at the sole cost and expense of the Tenant at the expiration or sooner determination of this Lease and in such event the Tenant shall make good and repair in a proper and workmanlike manner all damage to the said premises and the Landlord’s fixtures, fittings and furnishings in the said premises caused by such removal and reinstate the said premises to the condition they were in at the commencement of the said term.

To Keep Premises Open	(22)	To keep the said premises open for business at all times of the year during the normal business hours of the said building as shall be specified by the Landlord of the said building from time to time and until otherwise prescribed as set out in Part 9 of the Schedule hereto and without prejudice to the generality of the foregoing any suspension of the Tenant’s business for a period of more than fourteen days without the prior written consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Lease and to regain possession of the said premises.

To Provide First Class Service	(23)	To provide first class service to patrons and customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the said building as a first class office and retail centre.

SECTION IV
LANDLORD’S OBLIGATIONS

The Landlord hereby covenants with the Tenant as follows:-

Quiet Enjoyment	(1)	That the Tenant duly paying the rent, service charges, rates and other charges hereby agreed to be paid on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations, terms, obligations and conditions herein contained and on the Tenant’s part to be observed and performed shall peacefully hold and enjoy the said premises during the said term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

Government Rent	(2)	To pay the Government Rent and the Property Tax payable in respect of the said premises.

Repair of Main Structures	(3)	To maintain and keep main electricity supply cables, main drains, main water pipes, main walls and exterior window frames of the said building (other than those the repair of which the Tenant is responsible hereunder) in a proper state of repair and condition Provided Always that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair shall have been given to the Landlord by the Tenant and the Landlord shall have failed to take reasonable steps to repair or remedy the same within a period of one month after the service on it of such notice.

To Keep Service Lifts, etc. in Operation	(4)	To use its best endeavours to keep in operation during the Normal Business Hours as hereinafter defined in Part 8 the service lifts, public lighting, fire detection and fire fighting equipment and air-conditioning equipment serving the subject premises, if any, and to maintain the same in proper working order provided however that the Landlord shall not be liable to the tenant for any loss, damage or injury direct or consequential caused directly or indirectly by reason of the same being out of operation for any period of time whether this be due to the neglect or default of the Landlord, its contractors, servants or agents or any other reason whatsoever.

To Provide Air-conditioning Service	(5)	To provide central air-conditioning service to the said premises whenever the same shall be operating during the hours from 9:00 a.m. to 6:30 p.m. from Monday to Friday and from 9:00 a.m. to 1:30 p.m. on Saturdays, except public holidays, provided that the Landlord shall neither be liable to pay any compensation to the Tenant in respect of any period during which due to the negligent or wrongful acts or omissions by independent contractors or other circumstances beyond the control of the Landlord the proper operation of the central air-conditioning plant shall be interrupted or interrupted as the result of mechanical failure or need for repair or overhaul, nor shall the Landlord be liable to grant any abatement of rent or service charges as a result of such interruption. The Tenant acknowledges and fully aware that central air-conditioning service will not be provided to the said premises during fitting out periods of the said premises.

SECTION V
RESTRICTIONS AND PROHIBITIONS

The Tenant hereby covenants with the Landlord as follows:

Installations and Alterations	(1)	(a)	Not without the previous written consent of the Landlord to erect, install or alter or permit or suffer to be erected, installed or altered any fixtures, partitioning or other erections or installations including without limitation air conditioning unit or plant or any radio or television aerial in the said premises or any part thereof or without the like consent to make or permit or suffer to be made installations in or alterations or additions to the sprinkler system or any other fire protection or fire fighting system, equipment or apparatus or security system, equipment or apparatus, electrical/gas wiring/piping, air-conditioning ducting, system, equipment or apparatus or fan coil units, lighting, fixtures or other Landlord’s fixtures or the said fixtures, fittings and furnishings or installations. In the event of breach of this covenant, the Tenant shall make good any damage caused thereby to that part of the said building or any fixtures and fittings therein provided that the making good of such damage as aforesaid shall be without prejudice to any further right competent to the Landlord by virtue of such breach.

(b)	Not without the previous written consent of the Landlord to install or permit or suffer to be installed any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter.

(c)	Not without the prior written consent of the Landlord at its absolute discretion to erect or install or alter or affix or attach or build or permit or suffer to be erected, installed, altered, affixed, attached or built any fixtures, partitions, doors, gates, metal grilles, shutters shop fronts or any other erection or structure or installation whatsoever whether of a temporary or permanent nature in the said premises or in or at the doorway or entrance or staircase or roof in or on or to the said premises or the said building or at any of the fire exits therefrom or erect any such fixture or partition or door or gate or metal grille or shutter that might in any way contravene the regulations from time to time in force of the Fire Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations.

(d)	Any work hereunder for which the Landlord’s written consent shall have been first obtained shall in all respects fully comply with the Buildings Ordinance (Cap.123) and any regulations thereunder and in carrying out any approved work hereunder the Tenant shall and shall cause its servants, employees, agents, contractors and workmen to co-operate fully with the Landlord and all authorised representatives, servants, employees, agents, contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the said building. The Tenant, its servants, employees, agents, contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord and its authorised representatives in connection with the carrying out of such work.

Injury to Main Walls	(2)	Not to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any structures, walls, beams, doors, windows, slabs or other structural members or any part of the fabric of the said premises or main services or any of the plumbing or sanitary or air-conditioning or water-heating apparatus or installation included therein or the fixtures and fittings in the said premises or the said building without the Landlord’s previous written consent.

Damage to Common Parts	(3)	Not to damage, injure or deface or permit or suffer to be damaged, injured or defaced any part of the structure, fabric or decorative features of the Common Parts and the Common Services and Facilities including any stairs, gates, fences, hedges, trees, plants or shrubs therein or thereabout (if any).

Nuisance or Annoyance	(4)	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the said building or in any adjoining or neighbouring premises or the general public which may in any way interfere with or affect or which is likely to interfere with or affect the management and the maintenance of the said Land and the said building including but not limited to the dripping of water from Tenant’s air-conditioners and it is agreed that a persistent breach by the Tenant of the terms of this Clause shall amount to a breach of this Lease justifying the Landlord exercising its rights of re-entry hereunder.

Noise	(5)	Not to cause or produce or permit or suffer to be produced at any time on or in the said premises any music or noise (including sound produced by broadcasting from radio, television or any apparatus or equipment or instrument capable of producing, reproducing, receiving or recording sound) so as to cause nuisance outside the said premises or to adjacent premises nor any vibration or resonance or other form of disturbance or other acts or things in or on the said premises which is or are or may be or become a nuisance or annoyance or inconvenience or damage to the Landlord or the tenants or occupiers of other premises in the said building or in any adjacent or neighbouring premises or to users and customers of the same and it is agreed that a persistent breach by the Tenant of the terms of this Clause after a written Warning Notice to the Tenant shall amount to a breach of this Lease justifying the Landlord exercising its rights of re-entry hereunder.

Signs	(6)	(a)	Not without the previous written consent of the Landlord to paint or exhibit or affix or display or permit or suffer to be painted or exhibited or affixed or displayed (collectively referred to as “Exhibit”) inside or outside the said premises or any part thereof so as to be visible from outside the said premises any writing, sign, signboard, decoration, goods display, advertising matter or other device whether illuminated or not (collectively referred to as “the said Displays”) nor to Exhibit the said Displays in, at or above any part or parts of the Common Parts of the said building. The Landlord shall have absolute discretion in granting or refusing such consent and any consent to be granted may be subject to such conditions as the Landlord may think fit. If the Tenant shall have Exhibit the said Displays without the Landlord’s prior written consent, then without prejudice to the Landlord’s other rights hereunder, upon the Landlord’s demand the Tenant shall forthwith remove the said Displays at its own costs, otherwise the Landlord or his authorised agents shall have the right and at the Tenant’s costs to enter the said premises to remove at the costs of the Tenant the said Displays and/or to take whatever actions and in whatever manner inside or outside the said premises as the Landlord deems appropriate to avoid the said Displays being visible from outside the said premises.

(b)	Notwithstanding the above and for the avoidance of doubt, the parties hereby agree that the Landlord has the right to Exhibit the said Displays inside and outside the said premises and the Landlord may at its absolute discretion and upon reasonable prior notice to the Tenant to enter the said premises and to Exhibit the said Displays inside the said premises or any part thereof so as to be visible from outside the said premises, or at its absolute discretion and at any time Exhibit the said Displays outside the said premises or any part thereof, or in, at or above any part or parts of the Common Parts of the said building without prior notice to the Tenant.

User	(7)	Not to use, permit or suffer the said premises or any part thereof to be used for any purpose other than the purpose specified in Part 8 of the Schedule hereto, and it is hereby agreed that a material change of use of the premises or goods being sold therefrom shall constitute a breach of this lease liable to forfeiture of the Lease and Landlord’s re-entry of the said premises.

Illegal or Immoral Use	(8)	Not to use or cause or permit or suffer the said premises or any part thereof to be used for gambling or for any illegal or immoral or improper purposes or in any way so as to cause nuisance, annoyance, inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

Sleeping or Domestic Use	(9)	Not to use or permit the said premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of any ordinance for the time being in force or allow any person to remain in the said premises overnight without first obtaining the Landlord’s permission in writing for so doing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the said premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

Unlawful or Dangerous Goods	(10)	Not to keep or store or permit or suffer or cause to be kept or stored in the said premises any unlawful goods or any arms, ammunition, gunpowder, salt-petre, petroleum, liquefied petroleum gas, butane gas, kerosene or other explosive or combustible substance or dangerous, hazardous or prohibited goods in breach of the Dangerous Goods Ordinance (Cap.295) and the regulations made thereunder or any statutory modification or re-enactment thereof from time to time in force at the said premises and to fully indemnify the Landlord against all actions, costs, claims and demands in respect of any breach or non-observance of this provision.

Obstructions in Passages	(11)	Not to use or cause or permit or suffer the use of any of the entrances, staircases, corridors, landings, passages, lifts, lobbies, driveways and other Common Parts for the purpose of drying laundry or hanging or placing or storing any article or thing thereon or therein and not to permit the Tenant’s servants or employees to use the same for loitering or eating and not to place or leave or encumber or obstruct or permit or suffer to be placed or left or encumbered or obstructed by the Tenant or any contractor, employee, servant, visitor, invitee or licensee of the Tenant with any boxes, furniture, articles, dust bins, chattels, goods, packaging, rubbish or other obstruction of any kind or nature any of the entrances, staircases, corridors, landings, passages, lifts, lobbies, driveways or other Common Parts and the Landlord and its authorised representatives shall be entitled without notice and at the Tenant’s expense to remove and dispose of as they think fit any such material aforesaid and the Landlord and its authorised representatives shall not thereby incur any liability to the Tenant or any other person whomsoever and the Tenant shall fully indemnify the Landlord against all losses, claims, damages or expenses of and against the Landlord in respect thereof.

Animals and Pets	(12)	Not to keep or permit or suffer to be kept any animals or pets inside the said premises or the said building.

Subletting, Assigning, etc.	(13)	Not to assign, underlet, part with the possession of or transfer the said premises or any part thereof or any interest therein in any way nor permit or suffer any arrangement or transaction whether by way of sub-letting, lending, sharing or other means whereby any person or persons not a party to this Lease obtains the use, possession, occupation or enjoyment of the said premises or any part thereof irrespective of whether any rental or other consideration is given therefor and in the event of any such transfer, sub-letting, lending, sharing, assignment or parting with the possession of the said premises (whether for monetary consideration or not) this Lease shall at the option of the Landlord absolutely determine and the Tenant shall forthwith vacate the said premises on notice to that effect from the Landlord. The tenancy hereby created shall be personal to the Tenant named in this Lease and without in any way limiting the generality of the foregoing the following acts and events shall be deemed to be breaches of this Clause:-

(i)	In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii)	In the case of a tenant which is a corporation any take-over, reconstruction, amalgamation, merger, voluntary liquidation or change in the person or persons who owns or own a majority of its voting shares or who otherwise has or have effective control thereof.

(iii)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or disability of that individual to the intent that no right to use, possess, occupy or enjoy the said premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee, receiver or committee of any such individual.

(iv)	The change of the Tenant’s name without the previous written approval of the Landlord.

(v)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the said premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

Breach of Government Leases or Deed of Mutual Covenant	(14)	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the provisions, terms, conditions and covenants of the Government Leases or Conditions under which the said building and the said Lots are held from the Government or of the Deed of Mutual Covenant and Management Agreement (if any) or any Sub-Deed of Mutual Covenant affecting the said building and to fully indemnify the Landlord against the consequences of any such breach.

Breach of Insurance Policy	(15)	Not to do or permit or suffer or cause to be done any act, deed, matter or thing whatsoever whereby the policy or policies of insurance on the said building or the said premises or any part or parts thereof against loss or damage by fire and/or other insurable perils and/or claims by or liabilities to third parties for the time being in force may be rendered void or voidable or whereby the rate of premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done, permitted, suffered or caused by the Tenant or occupier of the said premises, the premium on any such policy or policies of insurance shall be increased the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase and the Tenant shall forthwith repay to the Landlord on demand all sums paid by the Landlord by way of increased or additional premium thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by such breach and in the event of the said premises or the said building or any part or parts thereof being damaged or destroyed by fire or other insurable cause at any time and the insurance money under any insurance against fire or other such cause effected thereon being wholly or partially irrecoverable by reason solely or in part of the Tenant’s act or default then and in every such case to forthwith pay to the Landlord the whole or (as the case may require) a fair proportion of the cost of completely rebuilding or reinstating the same and to indemnify the Landlord against all claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect thereof.

Use of Building Name	(16)	Not without the previous written consent of the Landlord to use or permit or suffer to be used the name or logo or any part of the name or logo of the Landlord or of the said building or any picture, representation or likeness of the whole or any part of such name or logo or of the said building or of the said premises in connection with the business or operations of the Tenant or for any purpose whatsoever other than to indicate the address and place of business of the Tenant at the said premises.

No Touting	(17)	Not to tout or solicit or procure or conduct or permit or suffer any touting or soliciting for business or the distribution of any pamphlets, notices or advertising matter outside the said premises or anywhere within the said building by the Tenant or any of the Tenant’s servants, employees, agents or licensees.

Use of Common Parts	(18)	Not to use the Common Parts and the Common Services and Facilities such as entrances, exits, staircases, landings, escalators, service lifts, central air-conditioning, water closets, lavatories and passages leading to or serving the said building except in accordance with the directions of the Landlord or their authorised representatives or the Building Rules or House Rules (if any) and to pay to or reimburse to the Landlord on demand the cost of any damage caused to any part of the Common Parts and the Common Services and Facilities occasioned by the Tenant or any of the Tenant’s servants, employees, agents or licensees.

X-ray Apparatus	(19)	Not to install any X-ray apparatus or facilities in the said premises without the prior written consent of the Landlord at its sole discretion and in the event of any such consent being given by the Landlord the Tenant shall at all times during the said term obtain and hold a valid licence issued by the Radiation Board established under the Radiation Ordinance (Cap.303) in respect of any X-ray apparatus or facilities so installed and shall comply with the provisions of the Radiation Ordinance, the Regulations made thereunder and any legislation amending or replacing the same.

To Keep Windows and Doors Closed	(20)	Not to permit any external doors or windows in the said premises to remain open during any period when the central air-conditioning is being supplied except in the case of emergency.

Not to Prepare Food or Cause Unusual Odours	(21)	Not to prepare or permit or suffer to be prepared any food in the said premises or to cause or permit any offensive or unusual odours to be produced upon, permeate through or emanate from the said premises.

SECTION VI
EXCLUSIONS

The Landlord shall not in any circumstances be liable to the Tenant or his employees, agents, licensees, customers or any other person claiming under or through the Tenant whomsoever and the Tenant shall indemnify the Landlord against all claims, demands, actions, costs and expenses whatsoever which may be made upon or taken against the Landlord by any such person as stipulated herein-below:-

Common Services and Facilities	(1)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to or arising out of or connected with any defect in or failure or breakdown or suspension of service of any of the Common Services and Facilities in any of the Common Parts for any reason whatsoever including negligent or wrongful acts or omissions by independent contractors or other causes beyond the Landlord’s control or due to re-delineation, realignment, alter, close, block or other changes to any entrances, exits, lobbies, passageways, corridors, staircases, landings, escalators, lavatories or any other part of the said building by the Landlord or its agents.

Electricity/Gas/Water/ Air-Conditioning Supply/ Lifts/Escalators	(2)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to or arising out of or connected with any failure, malfunction, explosion or suspension of the electricity or power or gas or water or air-conditioning supply or lifts or escalators or other utility to the said building or the said premises for any reason whatsoever.

Fire and Overflow of Water, Vermin, etc.	(3)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to or arising out of or connected with the escape or spread of fire, smoke or fumes or any other substance or thing or the leaking of electricity or the flooding or overflow or leakage of water within the said building or the influx of rain water or sea water into the said building or the said premises or the activity of termites, roaches, mice, rats or other pests or vermin in the said building.

Cracking of Glass Panels	(4)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, occupier or any such other person caused by or through or in any way owing to the leakage or the cracking of the glass panels or otherwise of the said building.

Defective or Damaged Condition	(5)	In respect of any loss of profit or of business or loss of life or loss, injury or damage to person or property or for any disruption or inconvenience caused to or suffered or sustained by the Tenant, occupier or any such other person caused by or through or in any way caused by or on account of the defective or damaged condition of the said premises or of the said building or the Landlord’s fixtures or fittings or installations therein or any part thereof.

Security	(6)	For the security or safekeeping of the said premises or the said building or any persons or contents therein and the responsibility for the same shall at all times rest with the Tenant nor shall the rent service charges rates and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing matters referred to in this Section.

Building Resumption	(7)	Should the said Building be resumed by the Government or any relevant authority for any purpose under the Town Planning Ordinance Cap.131 or the Government Lands Resumption Ordinance Cap.124 or the Mass Transit Railway (Land Resumption and Related Provisions) Ordinance Cap.276 or for any other purpose or under any other legislation during the continuance of the term hereby created the Tenant shall vacate the said premises on the date notified by the Government or the relevant authority and waive all his right and privilege to any claim or demand for damages or compensation from the Landlord and the said term hereby created shall be terminated forthwith.

Building to be Declared Dangerous	(8)	If the said building should be declared dangerous by the Building Authority or any Government authority and subject to a closure order, this Lease shall be terminated automatically and the Tenant shall vacate the said premises as required by the Building Authority or such other Government authority and the Landlord shall not be liable to the Tenant for any loss, damages or compensation whatsoever.

Exclusion of Warranty as to User	(9)	The Landlord does not represent or warrant that the said premises are suitable for the use or purposes specified in Part 8 of the Schedule hereto and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and without prejudice to the generality of Clause (1) in Section III of this Lease, the Tenant hereby agrees that it will at its own expense apply for any requisite licence or permit from the Government or other competent authority in respect of the carrying on of the Tenant’s business therein and the Tenant further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause and the Tenant further acknowledges that the Landlord has no obligation or duty whatsoever to assist the Tenant to obtain the said requisite licence or permit and that failure of the Tenant in obtaining the said requisite licence or permit shall not be a valid ground to terminate this Lease even if the Landlord knows or should have known that the said requisite licence or permit may not be granted to the Tenant in respect of the said premises.

No Duty for Landlord to Insure	(10)	Nothing in this Section shall be construed as imposing on the Landlord any duty to insure against any of the above liabilities.

SECTION VII
ABATEMENT OF RENT

Abatement of Rent	(1)	If the said premises or any part thereof should be destroyed or so damaged or should be rendered inaccessible or unfit for use and occupation by fire, typhoon, Acts of God, Force Majeure or any other cause beyond the control of the Landlord and not attributable directly or indirectly to any act or default of the Tenant, the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained shall cease to be payable until the said premises shall have been restored or reinstated or rendered accessible or fit for use and occupation provided always that the Landlord shall be under no obligation to repair or reinstate the said premises if, in its opinion, it is not reasonably economical or practicable so to do and provided further that if the whole or substantially the whole of the said premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated within six months of the occurrence of the destruction or damage either party shall be entitled at any time before the same are so repaired and reinstated to terminate this Agreement by notice in writing to the other without prejudice to the accrued liabilities of either party.

SECTION VIII
DEFAULT

It is hereby further expressly agreed and declared as follows:-

Default	(1)	If the rent or service charges or other charges payable hereunder or any part thereof shall be unpaid for seven days after the same shall have become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangement with its creditors or have an encumbrancer taking possession of any of its assets in circumstances in which the Landlord shall have reasonable grounds for believing that the ability of the Tenant to pay the rent service charges and other charges hereby reserved and to observe and perform its obligations under this Lease shall have been prejudiced or put at risk or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgment that may be given in any action against it after final appeal or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the said premises or otherwise on the Tenant’s goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry on its business or should any event occur or proceeding be taken with respect to the Tenant in any jurisdiction to which the Tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the said premises or any part thereof in the name of the whole whereupon this Lease shall absolutely cease and determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed and to the Landlord’s right to deduct all loss and damage thereby incurred from the deposit paid by the Tenant in accordance with Section IX hereof and without prejudice to the Landlord’s right of forfeiture thereof.

Exercise of Rights	(2)	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of determination and/or re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses incurred by the Landlord in demanding payment of the rent service charges and other charges payable hereunder (if the Landlord elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

Acceptance of Rent	(3)	Acceptance of rent by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms and conditions herein contained and on the Tenant’s part to be observed and performed.

Acts of Contractors, Guests, Employees, Servants, Agents, Licensees, Invitees and Visitors	(4)	For the purpose of this Lease, any act, default, neglect or omission of any servant, employee, agent, guest, visitor, contractor, invitee, customer or licensee (as hereinbefore defined) of the Tenant or occupier of the said premises shall be deemed to be act, default, neglect or omission of the Tenant.

Distraint	(5)	For the purposes of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Cap.6) or any statutory modification or re-enactment thereof for the time being in force and of this Lease the rent payable in respect of the said premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof. All legal costs of and incidental to the demand for rent distraint or any legal action for the recovery of rent and any other sums due hereunder shall be recoverable from the Tenant as a debt.

SECTION IX
DEPOSIT

Deposit	(1)	The Tenant shall on the signing hereof and before it shall be entitled to possession of the said premises at the commencement of the said term deposit and maintain with the Landlord the sum or sums specified in Part 6 of the Schedule hereto to secure the due observance and performance by the Tenant of the agreements, stipulations, terms and conditions herein contained and on the Tenant’s part to be observed and performed. The said deposit shall be retained by the Landlord throughout the said term and the currency of this Lease free of any interest to the Tenant and in the event of any breach or non-observance or non-performance by the Tenant of any of the agreements, stipulations, terms or conditions aforesaid the Landlord shall be entitled (without prejudice to any other right or remedy hereunder) to terminate this Lease in which event the said deposit may be forfeited to the Landlord by way of liquidated damages. Notwithstanding the foregoing the Landlord may in such event at its option elect not to terminate this Lease but to deduct from the deposit the amount of any monetary loss incurred by the Landlord in consequence of the breach, non-observance or non- performance by the Tenant in which event the Tenant shall as a condition precedent to the continuation of the tenancy hereby created forthwith on demand by the Landlord deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do the Landlord shall forthwith be entitled to re-enter on the said premises or any part thereof in the name of the whole and to determine this Lease in which event the deposit may be forfeited to the Landlord as hereinbefore provided without prejudice to any other right or remedy hereunder. In no event shall the Tenant be entitled to treat payment of the deposit as payment of the rent service charges and other charges hereby reserved.

Increase in Deposit	(2)	Should Part 4 and/or Part 5 of the Schedule and/or rates hereto provide for an increase in rent during the said term, the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit a sum proportional to the said increase in rent in order to restore the ratio of deposit to rent to that previously subsisting and the payment of such increase shall be a condition precedent to the continuation of this Lease.

Repayment of Deposit	(3)	Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after either the expiration of this Lease and the delivery of vacant possession to the Landlord or after the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any arrears of rent service charges, rates and other charges and any breach, non-observance or non-performance of any of the agreements, stipulations, terms and conditions herein contained and on the part of the Tenant to be observed and performed, whichever shall be the later.

SECTION X
INTERPRETATION AND MISCELLANEOUS

Marginal Notes, Headings and Index	(1)	The marginal notes, headings and index are intended for guidance only and do not form part of this Lease nor shall any of the provisions of this Lease be construed or interpreted by reference thereto or in any way affected or limited thereby.

Landlord and Tenant Legislation	(2)	To the extent that the Tenant can lawfully do so the Tenant hereby expressly agrees to deprive itself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the said premises or to this Lease and the Tenant agrees to deliver up vacant possession of the said premises together with all the Landlord’s fixtures, fittings and additions therein and thereto in tenantable repair and condition to the Landlord on the expiration or sooner termination of the tenancy hereby created notwithstanding any rule of law or equity to the contrary.

Condonation Not a Waiver	(3)	No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s agreements, stipulations, terms, conditions and obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

Letting and Selling Notices	(4)	During the three months immediately preceding the expiration or sooner determination of the said term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the said premises a notice stating that the said premises are to be let or sold and such other information in connection therewith as the Landlord shall reasonably require and the Tenant shall not remove or conceal such notice or notices and the Tenant shall allow at all reasonable times prospective tenants or purchasers to inspect and view the said premises.

Definition of Common Parts and Common Services and Facilities	(5)	(a)	The Common Parts referred to in this Lease shall mean the following:-

(i)	Where there is a Deed of Mutual Covenant in respect of the said building:-

(aa)	Such parts of the said building as may be designated under the Deed of Mutual Covenant as common areas for use in common by the co-owners for the time being of the said building;

(bb)	Such other parts of the said building as may be so designated by the Landlord.

(ii)	Where there is no Deed of Mutual Covenant in respect of the said building such parts of the said building as may be designated or redesignated as Common Parts from time to time by the Landlord.

(b)	The Common Services and Facilities referred to in this Lease shall mean the following:-

(i)	Where there is a Deed of Mutual Covenant in respect of the said building:-

(aa)	Such services and facilities as may be designated under the Deed of Mutual Covenant as common services and facilities for the use in common by or benefit of the co-owners for the time being of the said building;

(bb)	Such other services and facilities within the said building as may be so designated by the Landlord.

(i)	Where there is no Deed of Mutual Covenant in respect of the said building such services and facilities in the said building as may be designated or redesignated as Common Services and Facilities from time to time by the Landlord.

Name of Building	(6)	The Landlord reserves the right to name the said building with any such name or style as it may determine and at any time and from time to time to change, alter, substitute or abandon any such name and without compensation to the Tenant Provided that the Landlord shall give the Tenant and the postal and other relevant Government authorities reasonable notice of its intention so to do.

Sale and Redevelopment	(7)	If at any time during this Lease hereby created the Landlord shall resolve to redevelop the said building or any part thereof whether wholly by demolition and rebuilding or otherwise or partially by renovation refurbishment or otherwise or shall resolve to enter into a contract for the sale of the said premises or the said building or any part thereof, then, in such event, the Landlord shall be entitled to terminate this Lease by giving not less than six clear calendar months’ notice in writing expiring at the end of any calendar month during this Lease hereby created notwithstanding any other provision herein and the Tenant may not claim damages or losses of whatever nature against the Landlord due to the Landlord’s exercise of its right hereunder. Immediately upon the expiration of such notice this Lease and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out.

Transfer of Deposit	(8)	The Tenant hereby expressly agrees, consents and authorises the Landlord to transfer the deposit paid under Section IX of this Lease to the new owner(s) or the purchaser(s) (as the case may be) of the said premises in the event of the Landlord assigning or selling the said premises to new owner(s) or purchaser(s) at any time during the said term created hereby subject to and with the benefit of this Lease, and the Landlord shall procure the new owner(s) or the purchaser(s) (as the case may be) to undertake in favour of the Tenant to refund the said deposit to the Tenant in accordance with the terms and conditions of this Lease whereupon the Landlord’s obligation to refund the said deposit shall be discharged and released.

Service of Notices	(9)	Any notice required to be served hereunder shall if to be served on the Tenant be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the said premises or the Tenant’s last known place of business or registered office in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given in Part 1 of the Schedule hereto or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by prepaid post shall be deemed to be given at the time and date of posting.

No Fine	(10)	The Tenant expressly declares and acknowledges that no fine, premium, key money, construction money or other consideration has been paid by the Tenant or the Landlord for the grant of this Lease.

Exclusion of Warranties	(11)	This Lease sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord or the Tenant or the said Lots or the said building or the said premises and if any such representation or warranty has been made, given or implied the same is hereby waived.

Special Conditions	(12)	The parties hereto hereby agree to be bound by the Special Conditions (if any) contained in Part 10 of the Schedule hereto.

Joint and Several Liability	(13)	Where more than one person is named as the Tenant in Part 1 of the Schedule hereto all such persons shall sign this Lease and shall be jointly and severally liable for the performance and observance of the terms, conditions and agreements contained herein and on the part of the Tenant to be performed and observed.

To Pay Rent	(14)	This Lease and the obligations of the Tenant to pay rent and other sums due hereunder and perform the Tenant’s obligations hereunder shall in no way be affected impaired or excused because the Landlord is unable due to circumstances beyond his control to fulfil any of his obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair additions alterations or decoration or is unable to supply or is delayed in supplying any equipment or fixtures if the Landlord is prevented or delayed from so doing by reason of strike labour troubles or shortage of materials or any outside cause whatsoever or by reason of any order or regulation of any department of the Government.

Promotion	(15)	The Landlord may use the name of the Tenant and the trading names and logos used by the Tenant in connexion with the said premises for marketing the Landlord’s buildings and for promoting the Landlord’s business, including without limitation such use in brochures, reports, other promotional and advertising materials and the internet.

Genders and Plurals	(16)	In this Lease unless the context otherwise requires words herein importing the masculine gender shall include the feminine and neuter genders and vice versa and words herein in the singular shall include the plural and vice versa and references to persons include bodies corporate and unincorporate.

Stamp Duty and Costs	(17)	Each party shall pay its own costs and disbursements incidental to the preparation, approval, completion and execution of this Lease but the stamp duty and the Land Registry registration fees (if any) on this Lease and its counterpart shall be borne by the parties in equal shares.

Reinstatement	(18)	The Tenant has agreed to take over the said premises in the present state and condition. The main power cable and all electrical wiring and components from the meter room on 11/F to the said premises, the fittings, fixtures and partitions presently attached to the said premises shall be deemed to be the Tenant’s property from the date of possession: and in the event of the Tenant quitting the said premises, the Tenant shall remove all of them now installed thereat should the Landlord require the Tenant to do so and the reinstatement expenses shall be borne by the Tenant.

IN WITNESS whereof the parties hereto have duly executed this Lease the day and year first above written:

THE SCHEDULE ABOVE REFERRED TO

PART 1

LANDLORD	TAK SHING INVESTMENT COMPANY LIMITED

REGISTERED OFFICE	29th Floor, Tai Tung Building, 8 Fleming Road, Wanchai, Hong Kong.

TENANT	ETOILES FINANCIAL GROUP LIMITED

PLACE OF INCORPORATION	Hong Kong

REGISTERED OFFICE/ PRINCIPAL PLACE OF BUSINESS	14/F, Harbour Commercial Building, 122-124 Connaught Road Central, Hong Kong.

PART 2

THE BUILDING	The multi-storeyed commercial/office building at No. 181 Johnston Road and erected on All those pieces or parcels of ground situate at Wanchai, Hong Kong and registered in the Land Registry as Sections A and B of Inland Lot No. 2808 and Sections A and B of Inland Lot No. 2809, known as TAI YAU BUILDING.

THE PREMISES	All that Room No. 1109 on the Eleventh Floor of the Building as the same is for the purpose of identification only shown and coloured pink on the floor plan(s) hereto annexed.

PART 3

TERM	A term of Two (2) years commencing on the 1st day of February 2024 and expiring on the 31st day of January 2026 or for a term commencing on the 1st day of February 2024 to continue until the expiration of a notice of determination given by the Landlord to the Tenant pursuant to clause 7 under Section X hereof, whichever term shall first expire.

PART 4

RENT	HK.$35,712.00 per calendar month.

PART 5

SERVICE CHARGES	The Service Charges that will be payable with effect from the commencement of the Term as a due proportion of the cost to the Landlord of providing the management services to The Common Areas and services of the Building and of providing air-conditioning to the premises during Normal Business Hours will be HK.$8,370.00 per calendar month (subject to review).

PART 6

DEPOSIT	The amount of the deposit that shall be paid to the Landlord on the signing hereof in accordance with Section IX shall be in the sum ofHK$137,130.00.

PART 7

RENT FREE PERIOD	A rent free period of two (2) months from the 1st February 2024 to 29th February 2024 and from the 1st February 2025 to 28th February 2025 shall be given during which rent free period the Tenant:

(a)	shall not be required to pay rent;

(b)	but shall be obliged to pay government rates and Service Charges and other outgoings payable by the Tenant in the matter hereinafter mentioned.

PART 8

USER	The Tenant will use the Premises for commercial purposes of the Tenant’s business only and for no other purpose whatsoever, trading under the name or style of:

ETOILES FINANCIAL GROUP LIMITED

For business nature: An office for investment

PART 9

NORMAL BUSINESS HOURS	1.	Monday to Friday

		From 9 a.m. to 6:30 p.m.

	2.	Saturdays

		From 9 a.m. to 1:30 p.m.

		Except Sundays and Public holidays

		Provided that the Normal Business Hours may be changed from time to time by the Landlord on giving to the tenants not less than one month’s previous notice in writing in that behalf.

PART 10

SPECIAL CONDITIONS

CONSTRUCTION PROCEDURE AND SPECIAL PROVISIONS APPLICABLE TO THE TENANT’S WORK	(1)	(i)	The Tenant’s work shall be performed in a first-class and workmanlike manner and shall be in good usable condition at the date of completion thereof.

(ii)	The Tenant shall pay for all necessary permits and/or fees required by public authorities and/or utility companies with respect to the Tenant’s work.

(iii)	The Tenant and the Tenant’s contractors are limited to performing their work within the said premises only.

(iv)	The Tenant and the Tenant’s contractors shall each be responsible for daily removal from the said building of all trash, rubbish and surplus material resulting from construction within the said premises. If the Tenant, his agents or contractors fail to remove these items daily at the time of the day specified by the Landlord, the Landlord or its contractors may remove them at their discretion and charge the Tenant for the costs of removal.

(v)	The Tenant is solely responsible for the safety of all temporary utility connections and for all payment of utility charges incurred thereby.

(vi)	It shall be the Tenant’s responsibility to cause each of the Tenant’s contractors or sub-contractors to maintain continuous protection of adjacent property in the said building in such a manner as to prevent any damage thereto or interference with other tenant’s work or improvements by reason of the performance of the Tenant’s work. The Tenant shall cause each contractors and sub-contractors to properly protect the Tenant’s work with lights, guard rails and barricades and shall secure all parts of the Tenant’s work against accident, storm and any other hazard.

(vii)	The Tenant’s work shall be done in such a manner as to be co-ordinated with all work being performed or to be performed by the Landlord or the Landlord’s contractor and other tenants of the Landlord in the project to such an extent that Tenant’s work shall not interfere with or delay the completion of any such work in the said building.

(viii)	Except for suspended ceilings and ductwork, the Tenant shall not support any equipment, partitions or other work on or from the Landlord’s walls, structure or roof deck without the Landlord’s prior approval in writing.

(ix)	The Tenant agrees that permanent utility lines may pass through the said premises to serve other premises and areas in the said building and that the Landlord or its agents shall be permitted access to the said premises for purposes of repair and maintenance.

(x)	The Tenant shall on the signing hereof deposit with the Landlord the sum of HK.$5,000.00 (hereinafter referred to as “the decoration deposit”) to secure the due observance and performance by the Tenant of the requirements and provisions contained in this Schedule and the circular attached thereto (hereinafter referred to as “the decoration rules”). The decoration deposit shall be refunded by the Landlord free of interest to the Tenant upon completion of the decoration works by the Tenant according to the decoration rules. In the event of any breach or non-observance or non-performance by the Tenant of any of the decoration rules the Landlord shall be entitled to terminate this Lease in which event the decoration deposit may be forfeited to the Landlord by way of liquidated damages.

SUBMISSION AND APPROVAL OF PLANS	(2)	(i)	At least 30 days (or such shorter period as the Landlord may reasonably allow) before commencing any alterations, renovations or fitting out works in the said premises the Tenant shall submit three sets of detailed plans or drawings (supported by written information on all proposals concerning such alterations, renovations or fitting out works) to the Landlord for written approval. No alterations, renovations or fitting out works may commence until the Landlord’s written approval is obtained. The Tenant’s plans or drawings shall comply with all relevant Ordinances, Regulations and By-laws, and without limiting the generality of the foregoing, such plans or drawings shall show the following:-

(a)	General layout, showing all builder’s work;

(b)	All fitting out details, alterations and additions to all non-load bearing walls, doors, door openings and lobbies;

(c)	Detailed drawings, plans and specifications of all electrical, air-conditioning and fire services and installations layouts including such installations which shall be connected by the Tenant to the utility systems provided in the Building;

(d)	Ceiling layouts;

(e)	Details of all lighting circuitry, security system, fixtures and fittings;

(f)	Specifications, and

(g)	Any proposed fascia sign, including its decorative and electrical components.

(ii)	The Landlord will charge the Tenant such fees as they may consider appropriate on account of their costs and expenses in approving all plans or drawings.

(iii)	The Landlord will consider the plans or drawings and the supporting information and may, in their reasonable discretion, accept or reject such plans or drawings and supporting information or any part of them. Upon receipt thereof the same may be passed if considered appropriate by the Landlord to an architect appointed by the landlord for approval. If such plans or drawings and/or supporting information are rejected, amendments shall be re-submitted within 14 days or as directed by the Landlord, as the case may be.

(iv)	The approval by the Landlord of the Tenant’s plans shall not constitute any representation on the part of the Landlord that the said plans comply with the relevant laws and regulations from time to time in force under the laws of Hong Kong and imposed by the Government and shall not release the Tenant from its obligation to ensure the aforesaid compliance.

(v)	All decoration works should be carried out and completed in strict accordance with the plans, drawings and specifications approved in writing by the Landlord. Subsequent alterations and additions will require the prior written consent of the Landlord.

(vi)	The Landlord does not accept any responsibility for the Tenant’s fitting out proposals which responsibility must lay with the Tenant. Approval of proposals by the Landlord does not imply that the proposed works will function to the Tenant’s satisfaction or expectation.

(vii)	When the alteration, renovation or fitting out proposals are approved and before any work commences:-

(a)	full information concerning the names, addresses and telephone numbers of the relevant Tenant’s contractors together with a work programme/chart shall immediately be made available to the Landlord, and

(b)	the Tenant shall pay to the Landlord the decoration deposit and the Landlord shall be entitled to deduct therefrom all costs, charges and expenses incurred by the Landlord in connection with approving such alteration, renovation or fitting out works and in making good any loss or damage to any part or parts of the said building or any persons or contents therein resulting from the carrying out of such alteration, renovation or fitting out works by the Tenant or their contractors and the balance thereof shall be refunded to the Tenant without interest within 30 days after the completion of such alteration, renovation or fitting out works provided that if such deposit is insufficient to cover such costs, charges and expenses, the Tenant shall pay to the Landlord such amount or amounts as may be required by the Landlord to make up the difference.

(viii)	For all works specified under (a) to G) below, the Tenant are required to use the services of the Landlord’s nominated contractors (or such other contractors as may be approved by the Landlord):-

(a)	Any work involving the construction or installation of any brickwork, concrete or other items of a structural nature;

(b)	Any plumbing or drainage work;

(c)	Any work relating to any air-conditioning unit, system or plant;

(d)	Any alteration or addition to any mechanical or electrical services;

(e)	Any work relating to fire services;

(f)	Any work relating to passenger lift door by pass system;

(g)	Any work relating to the security system;

(h)	Any work affecting other services outside an individual Unit, and

(i)	Any specialist work.

(j)	Any cleaning work.

All other works shall be carried out only by contractors nominated or approved in writing by the Landlord.

(ix)	Throughout all periods works are being undertaken at the said premises, the Tenant must take out employees compensation insurance and contractor’s all risks insurance to meet all statutory provisions and the additional reasonable requirements of the Landlord, and provide a certificate of insurance to that effect to the Landlord prior to works commencement.

TAI YAU BUILDING

FLOOR PLAN - 11/F

For Identification purpose only
Not to scale

THOMSON RD.
VENT
VENT
VENT
Room 1109
VENT
VENT
N
FLEMING RD.
DN
UP
A/C PLANT
SERVICE LIFT
JANITOR
DN
VENT
JOHNSTON RD.

LANDLORD

SIGNED by the Landlord in the presence of:-	) /s/ Tak Shing Investment Company Limited

TENANT

SIGNED by the Tenant in the presence of:-	) /s/ Etoiles Financial Group Limited

RECEIVED the day and year first above written of and from	)
)
the Tenant the sum of HONG KONG DOLLARS ONE	)
)
HUNDRED THIRTY SEVEN THOUSAND ONE HUNDRED)	HK$137,130.00
)
AND THIRTY ONLY being the deposit money above	)
)
expressed to be paid by the Tenant to the Landlord.	)

Signed in confirmation of receipt by the Landlord.

/s/ Tak Shing Investment Company Limited